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                                                                   Exhibit 10.25



                                                     October  10, 2000

Mr. Lee Goldenberg
C/o The Donna Karan Company
550 Seventh Avenue
New York, New York 10018

Dear Lee:

     This letter sets forth the agreement between The Donna Karan Company (the "Company") and you regarding the following modification to the terms of your employment by the Company set forth in your December 18, 1998 employment agreement with the Company (the "Employment Agreement"):

     1. The Initial Employment Term shall be extended until December 31, 2003. Any extension thereafter shall be as provided in Section 2 of the Agreement.

     2. All capitalized terms not otherwise defined herein shall be as defined in the Agreement. Further, except as expressly modified herein, all other provisions of the Agreement shall remain in full force and effect.

     3. This letter, together with the Agreement (as modified hereby), contains the full and complete understanding and agreement of the parties with respect to the subject matter hereof and supercedes all prior agreements and understandings between the parties with respect to the subject matter hereof.


     If the foregoing is correct, please sign and return a copy of this letter, which when signed will constitute a binding agreement.

                                        THE DONNA KARAN COMPANY
                                        By:      Donna Karan International Inc.

                                        By:      /s/ John D. Idol
                                                 ------------------------------
                                                 John D. Idol
                                                 Chief Executive Officer
Agreed to:


/s/ Lee Goldenberg
-----------------------
Lee Goldenberg